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                                                                     EXHIBIT 4.5

                              MEDFORD BANCORP, INC.

                                STOCK OPTION PLAN

                             As Amended and Restated
                               as of July 29, 1997
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1. PURPOSE

     This Stock Option Plan (the "Plan") is a continuation of the Medford Savings Bank 1993 Stock Option Plan and is intended as a performance incentive for directors, officers and full-time employees of Medford Bancorp, Inc. (the "Company") or its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") and nonqualified stock options ("Nonqualified Options") under the Plan. The term "Subsidiaries" includes any corporations in which stock possessing 50 percent or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

2. OPTIONS TO BE GRANTED AND ADMINISTRATION

     (a) Options granted under the Plan may be either Incentive Options or Nonqualified Options.

     (b) The Plan shall be administered by a committee (the "Option Committee") of not less than three directors of the Company appointed by the Board of Directors of the Company. None of the members of the Option Committee shall be an officer or other full-time employee of the Company. It is the intention of the Company that each member of the Option

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Committee shall be a "non-employee director," as that term is defined and interpreted under Rule 16b-3(b)(3)(i) or any successor rule promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Action by the Option Committee shall require the affirmative vote of a majority of all its members.

     (c) Subject to the terms and conditions of the Plan, the Option Committee shall have the power:

          (i) To determine from time to time the options to be granted to eligible persons under the Plan (except with respect to options granted to non-employee directors pursuant to Section 4(d) hereof) and to prescribe the terms and provisions (which need not be identical) of each option granted under the Plan to such persons;

          (ii) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Option Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Option Committee in the exercise of this power shall be final and binding upon the Company and the Optionees; and

          (iii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

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3. STOCK

     (a) The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $0.50 per share (the "Common Stock"). The total number of shares that may be issued pursuant to options or stock appreciation rights granted under the Plan shall not exceed an aggregate of 200,000 shares of Common Stock. Such number shall be subject to adjustment as provided in Section 8 hereof.

     (b) Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan, except for options surrendered as provided in Section 7 hereof.

4. ELIGIBILITY

     (a) Incentive Options may be granted only to officers and other full-time employees of the Company or its Subsidiaries, including members of the Board of Directors who are also employees of the Company or its Subsidiaries. Nonqualified Options may be granted to officers or other full-time employees of the Company or its Subsidiaries and to members of the Board of Directors of the Company or Medford Savings Bank (the "Bank") (including non-employee directors, on and subject to the terms and conditions set forth in Section 4(d)).

     (b) No person shall be eligible to receive any option under the Plan, if at the date of grant such person beneficially owns in excess of ten percent of the outstanding Common Stock of the Company.

     (c) The aggregate fair market value, determined at the time the option is granted, of the stock with respect to which Incentive Options under the Plan and incentive stock options

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under any other option plan of the Company (or a parent or subsidiary as defined in ss.424 of the Code) granted after December 31, 1986 are exercisable for the first time by any individual during any calendar year shall not exceed $100,000. Any option granted in excess of the foregoing limitations shall be clearly and specifically designated as not being an Incentive Option.

     (d) Each non-employee director of the Company or the Bank who is elected or reelected to the Board of Directors of the Company and the Bank shall automatically be granted, upon each such election or reelection, a Nonqualified Option to purchase 2,000 shares of Common Stock; provided, however, that no non-employee director of both the Company and the Bank may be granted a Nonqualified Option to purchase more than 2,000 shares of Common Stock at any election or reelection. Such option shall vest as follows: 1,000 shares upon election or reelection to the Board of Directors and 1,000 shares on the first anniversary of such election or reelection. No options granted to non-employee directors may be exercisable more than ten years from the date of grant. Except as provided in this Section 4(d), the terms of such options, including without limitation the purchase price per share of Common Stock thereunder, shall be determined as set forth in Section 5 hereof. Notwithstanding any other provisions of the Plan, the provisions of this Section 4(d) shall govern the rights and obligations of the Company and non-employee directors in respect of options granted or to be granted to non-employee directors.

5. TERMS OF THE OPTION AGREEMENTS

     Each option agreement shall contain such provisions as the Option Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option

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agreement by appropriate language shall include the substance of all of the following provisions:

     (a) EXPIRATION. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted.

     (b) MINIMUM SHARES EXERCISABLE. The minimum number of shares with respect to which an option may be exercised at any one time shall be 100 shares, or such lesser number as is subject to exercise under the option at the time.

     (c) EXERCISE.

          (i) Each option shall be exercisable in such installments (which need not be equal) and at such times as designated by the Option Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

          (ii) In the event of a Change in Control of the Company (as defined in (f) or (g) below), all options outstanding as of the date of such Change in Control shall become immediately exercisable.

          (iii) The exercise of options granted hereunder shall be subject to the receipt of any prior regulatory approvals that may be required.

     (d) PURCHASE PRICE. The purchase price per share of Common Stock under each option shall be not less than the fair market value of the Common Stock on the date the option is granted. For the purposes of the Plan, the fair market value of the Common Stock shall be determined in good faith by the Option Committee; provided, however, that (i) if the Common

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Stock is admitted to quotation on the National Association of Securities Dealers
Automated Quotation System ("NASDAQ") on the date the option is granted, fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on such System on such date, or (ii) if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System on the date the option is granted, fair market value shall not be less than the last sale price reported for the Common Stock on such exchange on such date or on the last date preceding such date on which a sale was reported.

     (e) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until
(i) the option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

     (f) CHANGE IN CONTROL. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred in either of the following events: (i) if there has occurred a change in control which the Bank would be required to report in response to Item 1 of Form F-3 promulgated under title 12 of the Code of Federal Regulations ("12 CFR") ss.335.321, or, if such regulation is no longer in effect, any regulations promulgated by the Federal Deposit Insurance Corporation which are intended to serve similar purposes, or (ii) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or

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indirectly, of securities of the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Bank, and in the case of either (i) or (ii) above, the Bank's Board of Directors has not consented to such event by a two-thirds vote of all of the members of the Board of Directors adopted either prior to such event or within ninety (90) days thereafter, except that if at the time such a consent vote is adopted after such change in control, the persons who were directors of the Bank immediately prior to the change in control do not constitute a majority of the Board of Directors of the Bank or of any successor institution, such vote shall not be deemed to constitute consent for purposes of the Plan. In addition, a Change in Control shall be deemed to have occurred if, as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bank before such transaction shall cease to constitute a majority of the Board of Directors of the Bank or of any successor institution.

     (g) CHANGE IN CONTROL. Effective upon the final approval of Medford Bancorp, Inc. as the holding company of the Bank, Section 5(f) shall cease to apply and a "Change in Control" shall be deemed to have occurred in any one of the following events:

          (i) if there has occurred a change in control which the Company would be required to report in response to Item 1 of Form 8-K promulgated under the 1934 Act, or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes;

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          (ii) when any "person" (as such term is used in Sections 13(d) and
     14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company or the Bank, as the case may be;

          (iii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who are Continuing Directors (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors of the Company. For this purpose, a "Continuing Director" shall mean (a) an individual who was a director of the Company at the beginning of such period or (b) any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (ii), (iv) or (v) of this Section 5(g)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved;

          (iv) the stockholders of the Company approve a merger of consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined

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     voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

          (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (h) TRANSFER. No options or stock appreciation rights shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by the Optionee, his or her guardian or legal representative. Notwithstanding the foregoing, the Option Committee may permit the Optionee to transfer, without consideration for the transfer, his Nonqualified Option to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only parties, provided that the transferor agrees in writing with the Company to be bound by all the terms and conditions of this Plan and the applicable option agreement.

6. METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     (a) Any option granted under the Plan may be exercised by the Optionee by delivering to the Option Committee on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

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     (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either in (i) cash equal to the option price for the number of shares specified in the Notice (the "Total Option Price"),
(ii) if authorized by the applicable option agreement, shares of Common Stock of the Company having a fair market value, determined as provided in Section 5(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock, or (iii) by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause (iii).

7. TAX WITHHOLDING

     (a) PAYMENT BY OPTIONEE. Each Optionee shall, no later than the date as of which the value of any option granted hereunder or of any Common Stock issued upon the exercise of such option first becomes includable in the gross income of the Optionee for federal income tax purposes (the "Tax Date"), pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such income.

     (b) PAYMENT IN SHARES. An Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to an option exercise a number of shares with

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     an aggregate fair market value (determined by the Option Committee in accordance with Section 5(d) as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value (determined by the Option Committee in accordance with Section 5(d) as of the date the withholding is effected) that would satisfy the

8. STOCK APPRECIATION RIGHTS

     (a) The Option Committee may, but shall not be obligated to, include stock appreciation rights in any option agreement, on such terms and conditions as it deems appropriate in each case. Such stock appreciation rights shall permit the Optionee, at his or her election, to surrender to the Company the right to exercise such option (or portion thereof) in consideration for the payment by the Company of an amount equal to the excess of the fair market value on the date of such surrender of the shares of Common Stock subject to such option (or portion thereof) surrendered over the exercise price of such shares. Such payment may be made, at the discretion of the Option Committee upon the request of the Optionee, in shares of Common Stock valued at the fair market value thereof on the date of such surrender or in cash, or any combination thereof.

     (b) No stock appreciation right may be exercised within six months from the date of grant thereof, except that this limitation shall not apply in the event death or disability of the grantee occurs prior to the expiration of such six month period.

     (c) Any option surrendered as provided in this Section 8 shall be canceled by the Company and shall not be subject to further grant.

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     (d) The Option Committee shall be authorized hereunder to make payment to the Optionee in shares of Common Stock only if Sections 61 and 83 of the Code apply to the Common Stock transferred to the Optionee.

9. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     (a) If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment, in the discretion of the Option Committee, shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

     (b) Adjustments under this Section 9 shall be determined by the Option Committee and such determinations shall be conclusive. The Option Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

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10. EFFECT OF CERTAIN TRANSACTIONS

     In the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation in which the Company is acquired by another entity or in which the Company is not the surviving corporation, or
(iii) the sale of all or substantially all of the property of the Company to another corporation, the Plan and the options issued hereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor corporation or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 9. In the event of such termination, all outstanding options shall be exercisable in full for at least 15 days prior to the date of such termination whether or not otherwise exercisable during such period.

11. RELEASE OF FINANCIAL INFORMATION

     A copy of the Company's annual report to stockholders shall be delivered to each Optionee at the time such report is distributed to the Company's stockholders. Upon request, the Company shall furnish to each Optionee a copy of its most recent annual report and each quarterly report and current report filed under the 1934 Act since the end of the Company's prior fiscal year.

12. AMENDMENT OF THE PLAN

     The Board of Directors of the Company may amend and make such changes in and additions to the Plan as it may deem proper and in the best interest of the Company, subject to stockholder approval, if required by law; provided, however, that no such action shall affect or impair any options theretofore granted under the Plan.

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13. NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. The Plan shall not be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment.

14. GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

     (a) The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Option Committee.

     (b) The Plan shall be governed by Massachusetts law, except to the extent that such law is preempted by federal law.

     (c) Transactions under the Plan are intended to comply with Rule 16b-3 under the 1934 Act or any successor rule. Any provision of the Plan inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan or the exemption from Section 16(b) of the 1934 Act provided thereunder.

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15. EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

     The Plan became effective in 1993 upon the approval of the stockholders in accordance with applicable laws and regulations. No option may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

     The restatement of this Plan shall become effective as of July 29, 1997, provided, however, that all references to Medford Bancorp, Inc., the Company, shall become effective only upon the final approval of Medford Bancorp, Inc. as the holding company of Medford Savings Bank.








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